 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 2 to Form F-1 of our report dated January 3, 2020, except for Note 13, as to which the date is December 16, 2020, relating to the consolidated financial statements of Huadi International Group Co., Ltd. as of and for the years ended September 30, 2019 and 2018. We also consent to the reference to us under the heading “Experts” appearing therein.

/s/ Briggs & Veselka Co.

Houston, Texas

December 16, 2020